Exhibit 2.2

ARTICLES OF MERGER

FISHTHEWORLD HOLDINGS, INC.

(a Florida Corporation)

INTO

DDS TECHNOLOGIES USA, INC.

(a Nevada Corporation)

__________________________

Under Section 607.1105 of the

Florida Business Corporation Act

                DDS Technologies USA, Inc., a Nevada corporation, does hereby certify that:

                The names and jurisdiction of formation of the merging corporations are: Fishtheworld Holdings, Inc. ("Fishtheworld"), formed pursuant to the Business Corporation Act of the State of Florida; and DDS Technologies USA, Inc. ("DDS"), formed pursuant to Revised Statutes of the State of Nevada (collectively, the "Companies").

                The Plan of Merger (the "Plan"), attached as Exhibit A hereto, has been approved by the Board of Directors and a majority of the shareholders of Fishtheworld as of May 23, 2003; and approved by the Board of Directors and the sole shareholder of DDS as of May 23, 2003.

                The name of the surviving corporation is DDS Technologies USA, Inc.

                The merger will be effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida and the Secretary of State of the State of Nevada.

                The executed Plan is on file at the principal place of business of DDS: 150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432.

                A copy of the Plan will be furnished by DDS on request and without cost to any shareholder of the Companies.

                IN WITNESS WHEREOF, the undersigned hereby signs these Articles of Merger and affirms the statements made herein as true under the penalty of perjury on May 29, 2003.

DDS TECHNOLOGIES USA, INC.
By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione
Title: Chief Financial Officer

FISHTHEWORLD HOLDINGS, INC.
By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione
Title: Chief Financial Officer